Exhibit 99.1

VF ANNOUNCES AVAILABILITY OF INVESTOR PRESENTATION, PROVIDES

INITIAL THREE-YEAR FINANCIAL ROADMAP AND FULL YEAR 2019 OUTLOOK

FOR KONTOOR BRANDS, INC.

GREENSBORO, N.C. – April 26, 2019 – VF Corporation (NYSE: VFC), a global leader in branded lifestyle apparel, footwear and accessories, today announced the availability of an investor presentation on VF’s investor relations website in connection with the previously announced separation of VF’s Jeanswear organization into an independent, publicly traded company. The new company, named Kontoor Brands, Inc., will comprise the Wrangler®, Lee® and Rock & Republic® brands, and the VF OutletTM business.

The investor presentation provides information regarding Kontoor Brands’ business, strategy, and historical financial results, as well as the company’s initial three-year financial roadmap and full year 2019 outlook.

The separation is on track to be completed in late May 2019, subject to final approval by VF’s Board of Directors, customary regulatory approvals, and tax and legal considerations.

The presentation is available at ir.vfc.com. For more information regarding the planned separation, please visit TwoGlobalLeaders.com.

Initial Full Year 2019 Outlook for Kontoor Brands

The initial outlook for Kontoor Brands’ fiscal year ended December 28, 2019, is as follows:

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Revenue is expected to exceed $2.5 billion, reflecting a mid-single-digit decline compared with full year 2018 adjusted revenue. The company’s 2019 revenue outlook includes an approximate 1 to 2 percentage point negative impact from foreign currency exchange rates. Excluding the negative impact of foreign currency exchange rates, impacts of customer bankruptcies, and strategic business exits, full year 2019 adjusted revenue is expected to be relatively consistent with full year 2018 adjusted revenue. In line with prior expectations, revenue for the three months ended March 30, 2019, is expected to decline at a mid-single-digit rate, consistent with the full year outlook.

•

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)* is expected to range between $340 million and $360 million, reflecting a mid-single-digit to low double-digit decline compared with full year 2018 adjusted EBITDA. In line with prior expectations, the majority of the anticipated decline in full year 2019 adjusted EBITDA is the result of an expected decline in adjusted EBITDA for the three months ended March 30, 2019, due primarily to inventory management and other operational actions taken prior to the planned separation, which is intended to successfully position Kontoor Brands for the future. The previously referred to customer bankruptcies are also expected to negatively impact full year 2019 adjusted EBITDA.

•

Capital Expenditures are expected to range between $55 million and $65 million, including approximately $30 million to $40 million to support the design and implementation of a global enterprise resource planning (ERP) system. The global ERP system implementation is expected to require approximately $80 million to $90 million of capital investment over a two- to three-year period and is expected to result in significant efficiencies and cost savings once fully implemented.

•	Other full year assumptions include an effective tax rate of approximately 24 percent, and approximately $60 million of interest expense.

Initial 2020 to 2021 Outlook for Kontoor Brands

Kontoor Brands’ initial 2020 to 2021 outlook is as follows:

•	Revenue is expected to increase at a low single-digit compound annual growth rate (CAGR) over the period, which is consistent with the long-term outlook previously provided.

•	Adjusted EBITDA* is expected to increase at a mid-single-digit CAGR over the period.

•

Capital Expenditures are expected to range between $105 million and $110 million in aggregate over the period, including approximately $80 million to $90 million to support the design and implementation of a global ERP system. Significant efficiencies and cost savings are expected once fully implemented.

*Non-GAAP Financial Measures

Financial information contained in this release and the investor presentation referenced herein include certain financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting policies in the United States of America (GAAP), which include or exclude certain items from the most directly comparable GAAP financial measure. Definitions of these non-GAAP measures are included in the investor presentation referenced herein. These non-GAAP measures differ from reported GAAP measures and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing Kontoor Brands’ expected ongoing operating performance. Such non-GAAP measures should be viewed in addition to, and not as an alternative for, reported results under GAAP.

About VF

VF Corporation (NYSE: VFC) outfits consumers around the world with its diverse portfolio of iconic lifestyle brands, including Vans®, The North Face®, Timberland®, Wrangler® and Lee®. Founded in 1899, VF is one of the world’s largest apparel, footwear and accessories companies with socially and environmentally responsible operations spanning numerous geographies, product categories and distribution channels. VF is committed to delivering innovative products to consumers and creating long-term value for its customers and shareholders. For more information, visit www.vfc.com.

Forward-looking Statements

Certain statements included in this release and attachments are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and Kontoor and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF or Kontoor to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: risks associated with the proposed spin-off of VF’s Jeanswear business, including the risk that the spin-off will not be consummated within the anticipated time period or at all; the risk of disruption to VF’s business in connection with the proposed spin-off and that VF could lose revenue as a result of such disruption; the risk that the companies resulting from the spin-off do not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of both businesses; and the risk that the combined value of the common stock of the two publicly-traded companies will not be equal to or greater than the value of VF common stock had the spin-off not occurred. There are also risks associated with the relocation of VF’s global headquarters and a number of brands to the metro Denver area, including the risk of significant disruption to VF operations, the temporary diversion of management resources and loss of key employees who have substantial experience and expertise in VF’s business, the risk that VF may encounter difficulties retaining employees who elect to transfer and attracting new talent in the Denver area to replace our employees who are unwilling to relocate, the risk that the relocation may involve significant additional costs to us and that the expected benefits of the move may not be fully realized. Other risks for both companies include foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to distribution systems; reliance on a small number of large customers; the financial strength of customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; ability to implement their business strategy; ability to grow their international and direct-to-consumer businesses; each company and its vendors’ ability to maintain the strength and security of information technology systems; the risk that facilities and systems and those of third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; ability to properly collect, use, manage and secure consumer and employee data; stability of manufacturing facilities and foreign suppliers; continued use by suppliers of ethical business practices; ability to accurately forecast demand for products; continuity of members of management; ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by licensees and distributors of the value of VF’s brands; ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union (“Brexit”) or any other similar referendums that may be held; and adverse or unexpected weather conditions. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the Securities and Exchange Commission, including VF’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and more information on potential factors that could affect Kontoor Brands’ financial results is included in Kontoor Brands’ registration statement on Form 10 filed with the Securities and Exchange Commission.

CONTACT:

VF Corporation

Joe Alkire, 336-424-7711

Vice President, Corporate Development, Investor Relations and

Financial Planning & Analysis

or

Craig Hodges, 336-424-5636

Vice President, Corporate Affairs

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